Exhibit 10.1

ONVIA, INC.

SAVINGS AND RETIREMENT PLAN

AS OF JANUARY 1, 2005

TABLE OF CONTENTS

Page
ARTICLE I NAME		- 1 -

ARTICLE II DEFINITIONS		- 1 -
A.	“Accrued Benefit”	- 1 -
B.	“Anniversary Date”	- 1 -
C.	“Board”	- 1 -
D.	“Code”	- 1 -
E.	“Compensation”	- 1 -
F.	“Effective Date”	- 2 -
G.	“Eligibility Computation Period”	- 3 -
H.	“Employee”	- 3 -
I.	“Employer Stock”	- 3 -
J.	“Enrollment Date”	- 3 -
K.	“ERISA”	- 3 -
L.	“Event of Forfeiture”	- 3 -
M.	“Fiscal Year”	- 3 -
N.	“Fund”	- 3 -
O.	“Highly-Compensated Employee”	- 3 -
P.	“Hour of Service”	- 4 -
Q.	“One-Year Break in Service”	- 5 -
R.	“Participant”	- 5 -
S.	“Plan” or “Trust”	- 5 -
T.	“Plan Administrator”	- 5 -
U.	“Plan Year”	- 5 -
V.	“Spouse”	- 5 -
W.	“Trustee”	- 5 -
X.	“Valuation Date”	- 5 -
Y.	“Vesting Computation Period”	- 5 -
Z.	“Year of Service”	- 5 -
AA.	“Miscellaneous”	- 5 -

ARTICLE III ELIGIBLE EMPLOYEES		- 6 -
A.	Exclusions	- 6 -
B.	Eligibility for Employer Matching Contributions and Employer Discretionary Contributions	- 6 -
C.	Eligibility to Make Employee Pre-Tax Contributions	- 6 -

ARTICLE IV CONTRIBUTIONS		- 6 -
A.	Employee Pre-Tax Contributions	- 6 -
B.	Employer Matching Contributions	- 8 -
C.	Nondiscrimination Test Applicable to Employee Pre-Tax Contributions	- 9 -
D.	Nondiscrimination Test Applicable to Employer Matching Contributions	-10 -
E.	Distribution of Excess Contributions and Excess Aggregate Contributions	-11 -
F.	Date of Payment	-12 -
G.	Profit Sharing Plan	-12 -
H.	Employer Discretionary Contributions	-12 -

ARTICLE V PARTICIPANT’S ACCOUNTS, VALUATION, MAXIMUM CONTRIBUTION		-12 -
A.	Participant’s Accounts	-12 -
B.	Trust Valuation	-13 -
C.	Maximum Contributions.	-13 -
D.	Forfeitures and Reinstatement of Forfeitures	-15 -

ARTICLE VI NONFORFEITABLE ACCRUED BENEFIT		-15 -
A.	Allocations Not Vested	-15 -

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B.	Vesting Period	- 15 -
C.	Amendment to Vesting Computation Period or Vesting Schedule	- 17 -
D.	Full Vesting	- 17 -
E.	Participant’s Commencement of Excluded Employment	- 17 -

ARTICLE VII DISTRIBUTION OF BENEFITS		- 17 -
A.	Retirement Age and Options	- 17 -
B.	Death	- 25 -
C.	Disability	- 26 -
D.	Termination of Employment	- 27 -
E.	Time of First Payment	- 27 -
F.	Distribution of Allocation Attributable to Last Year of Participation	- 28 -
G.	Facility of Payment	- 28 -
H.	No Reduction in Benefits by Reason of Increase in Social Security Benefits	- 28 -

ARTICLE VIII PROVISION AGAINST ANTICIPATION		- 28 -
A.	No Alienation of Benefits	- 28 -
B.	Qualified Domestic Relations Orders	- 28 -
C.	Assignment of Benefits	- 30 -

ARTICLE IX LOANS TO PARTICIPANTS		- 30 -

ARTICLE X NAMED FIDUCIARY AND ADMINISTRATOR		- 31 -
A.	Plan Administrator	- 31 -
B.	Plan Administrator Action	- 31 -
C.	Rights and Duties	- 32 -
D.	Investments	- 32 -
E.	Information-Reporting and Disclosure	- 32 -
F.	Standard of Care Imposed Upon the Plan Administrator	- 33 -
G.	Allocation and Delegation of Responsibility	- 33 -
H.	Bonding	- 33 -
I.	Claims Procedure	- 33 -
J.	Funding Policy	- 33 -
K.	Indemnification	- 33 -

ARTICLE XI INVESTMENT OF TRUST FUNDS		- 34 -
A.	Investment of Plan Accounts	- 34 -
B.	Standard of Care Imposed Upon Trustee	- 34 -

ARTICLE XII POWERS AND DUTIES OF TRUSTEE		- 34 -
A.	Powers of Trustee	- 34 -
B.	Annual Accounts	- 35 -
C.	Notices and Directions	- 36 -

ARTICLE XIII TRUST CONSTRUCTION		- 36 -

ARTICLE XIV LIABILITY OF TRUSTEE		- 36 -
A.	Actions of Trustee Conclusive	- 36 -
B.	Distributions by Trustee	- 36 -

ARTICLE XV RESIGNATION OR REMOVAL OF TRUSTEE		- 36 -
A.	Resignation	- 36 -
B.	Removal	- 36 -
C.	Waiver	- 37 -
D.	Settlement of Account	- 37 -
E.	Duties Before and After Successor’s Appointment	- 37 -

ARTICLE XVI SUITS		- 37 -

ARTICLE XVII MERGERS AND CONSOLIDATIONS		- 37 -

ARTICLE XVIII AMENDMENT AND TERMINATION OF PLAN AND TRUST		- 37 -

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A.	Right to Amend and Terminate	- 37 -
B.	No Revesting	- 38 -
C.	Exclusive Benefit of Employees	- 38 -
D.	Termination.	- 38 -

ARTICLE XIX TOP HEAVY PLANS DEFINED AND OTHER DEFINITIONS		- 39 -
A.	Top Heavy Plan	- 39 -
B.	Additional Definitions for Use in this Article and Article XX.	- 39 -
C.	Top - Heavy Requirements Effective January 1, 2002.	- 41 -

ARTICLE XX ADDITIONAL REQUIREMENTS APPLICABLE TO TOP HEAVY PLANS		- 42 -
A.	Minimum Vesting Requirements	- 42 -
B.	Minimum Employer Contributions.	- 42 -

ARTICLE XXI RIGHT TO DISCHARGE EMPLOYEES		- 44 -

ARTICLE XXII RETURN OF CONTRIBUTIONS; DECLARATION OF TRUST CONTINGENT ON INTERNAL REVENUE SERVICE APPROVAL		- 44 -

ARTICLE XXIII ROLLOVER CONTRIBUTIONS; TRUST TO TRUST TRANSFERS		- 44 -
A.	Rollover Contributions To This Plan	- 44 -
B.	Trust to Trust Transfers	- 45 -
C.	Definitions.	- 45 -

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ONVIA, INC.

SAVINGS AND RETIREMENT PLAN

THIS AGREEMENT is made and entered into at Seattle, Washington, this      day of             , 2005, by and between Onvia, Inc., f/k/a Onvia.com, hereinafter referred to as the “Employer,” and AST Trust Company, its successor or successors, hereinafter called “Trustee.”

WHEREAS, this Plan was established for the exclusive benefit of Employees eligible to participate, and the beneficiaries of such eligible Employees, effective March 1, 2000;

WHEREAS, the Employer wishes to amend and restate the Plan effective as of January 1, 2005 to add a matching contribution made in Employer Stock with a vesting schedule;

WHEREAS, the Employer wishes to amend the Plan effective January 1, 2005 to reduce the involuntary cashout threshold from $5,000 to $1,000, and to make other minor administrative changes;

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

Name

The Plan and Trust shall be known as the Onvia, Inc. Savings and Retirement Plan and Trust (the “Plan”). The Plan was previously known as the Onvia.com Savings and Retirement Plan and Trust prior to January 1, 2005.

ARTICLE II

Definitions

A. “Accrued Benefit” means the balance of a Participant’s accounts at any time.

B. “Anniversary Date” means the last day of each Plan Year.

C. “Board” means the Board of Directors of Onvia, Inc.

D. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

E. “Compensation” for Plan contribution purposes means an Employee’s W-2 wages for income tax withholding under Section 3401(a), before any deferral of income pursuant to Paragraph A of Article IV and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, but excluding Employer contributions hereunder pursuant to Paragraphs B and H of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance.

For purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph C hereof) and the Code Section 416 top heavy requirements (Articles XIX and XX hereof), and for purposes of determining a Highly Compensated Employee (Article II, Paragraph P hereof), “Compensation” means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employers maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), Code Section 132(f)(4) transportation fringe benefit plan salary reduction contributions, and any elective deferrals as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by the Employers at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457. Such compensation does not include:

1. Contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed;

2. Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;

3. Distributions from a plan of deferred compensation regardless of whether such amounts are includible in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includible in gross income);

4. Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

5. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

6. Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includible in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit for the 2005 Plan Year is $210,000, and thereafter shall be as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

F. “Effective Date” means January 1, 2005, the effective date of the amendment and restatement of this Plan, except as otherwise specifically stated herein. This Plan was originally adopted effective March 1, 2000.

G. “Eligibility Computation Period” initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the “Employment Commencement Date”), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the “Reemployment Commencement Date”). After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.

H. “Employee” means any person in the service of the Employer receiving a regular wage or salary. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder solely for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than twenty percent (20%) of the Employer’s non-highly-compensated workforce as defined in Code Section 414(n)(5)(c)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B). A leased employee for purposes of Code Section 414(n)(3) means any person who is not an Employee of the Employer and who provides services for the Employer pursuant to an agreement between the Employer and a leasing organization, who has performed such services for the Employer and related persons on a substantially full-time basis for a period of at least one year, and whose services are performed under the primary direction or control of the Employer. Notwithstanding that a leased employee is treated as an Employee hereunder solely for purposes of Code Section 414(n)(3), such a leased employee shall not be considered an eligible Employee or receive credit for service or share in Employer contributions under this Plan. Only those persons designated as Employees by the Plan Administrator shall qualify as Employees under this Plan.

I. “Employer Stock” means common stock issued by the Employer that is publicly traded and meets the requirements of Section 407(d)(5) of ERISA.

J. “Enrollment Date” means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. The Enrollment Dates shall be the first day of each pay period.

K. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

L. “Event of Forfeiture” means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of Article V, Paragraph D. A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.

M. “Fiscal Year” means the Employer’s fiscal year for federal tax purposes. The Employer’s fiscal year begins on January 1 and ends on December 31.

N. “Fund” means the trust fund established pursuant to this Plan and the Trust Agreement in which all of the assets of the Plan are held. The Fund shall be divided into a number of separate investment funds selected by the Plan Administrator and communicated to Participants.

O. “Highly-Compensated Employee” means any Employee who during the Plan Year or the preceding Plan Year is a more than five percent owner (as defined by Code Section 416(i)(1)) or an Employee who for the preceding Plan Year received Compensation in excess of $80,000 adjusted as provided in Code Section 414(q)(1), who was a member of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

“Compensation” means the definition of “Compensation” for purposes of determining a Highly Compensated Employee as set forth in Article II, Paragraph F. The Plan Administrator must make the determination of who is a Highly Compensated Employee.

The Employer for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

P. “Hour of Service” means

a. Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Effective with respect to reemployments initiated on or after December 12, 1994, an Employee in qualified military service as defined in Code Section 414(u)(5) shall be credited with Hours of Service at his customary rate; and

b. Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Notwithstanding the foregoing, an Employee in qualified military service shall receive credit in accordance with Code Section 414(u). Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

c. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Provided, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee’s customary rate shall be credited during any period the

Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence). The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-Year Break in Service, or otherwise to the following computation period. No such credit shall be given unless the Employee provides the Plan Administrator with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. Provided, further, there shall be no duplication of credit under the Plan. Authorized leave of absence shall be granted on a nondiscriminatory basis.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporation (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

Any Employee who during a month would be entitled to credit for at least one Hour of Service shall receive credit for 190 Hours of Service.

Q. “One-Year Break in Service” means the applicable Eligibility or Vesting Computation Period during which an Employee completes less than of 501 Hours of Service.

R. “Participant” means an Employee who has satisfied the eligibility requirements of Article III.

S. “Plan” or “Trust” means the Savings and Retirement Plan and Trust set forth in this agreement and all subsequent amendments thereto; provided that the Trust provisions may be superseded by a separate Trust Agreement with the Trustee.

T. “Plan Administrator” means the Board.

U. “Plan Year” means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall end on December 31.

V. “Spouse” means the lawful husband or wife of the Participant.

W. “Trustee” means AST Trust Company, and any successor Trustee or Trustees hereunder appointed by the Board of the Employer.

X. “Valuation Date” means the date upon which the assets of the Trust are valued. Each business day when the New York Stock Exchange, the Trustee, and the Plan recordkeeper are open for business shall be a Valuation Date. The Plan Administrator is authorized to establish additional Valuation Dates in its discretion.

Y. “Vesting Computation Period” for purposes of determining a Participant’s nonforfeitable Accrued Benefit means the Plan Year.

Z. “Year of Service” means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph P.

AA. “Miscellaneous” Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

ARTICLE III

Eligible Employees

A. Exclusions. Employees shall be excluded from those eligible to participate if they are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees. Notwithstanding any provision of this Plan to the contrary, any individual who is classified as an independent contractor by the Employer, regardless of whether such individual is classified as an employee by a court or by any federal, state, or local agency, and any individual who performs services pursuant to an agreement between the Employer and a leasing organization shall not be eligible to participate in the Plan.

B. Eligibility for Employer Matching Contributions and Employer Discretionary Contributions. Unless excluded by reason of Paragraph A of this Article III, effective January 1, 2005, each Employee shall become eligible for Employer matching contributions, and Employer discretionary contributions under this Plan upon the later of January 1, 2005, or his date of hire, subject to the provisions of this Plan. Each eligible Employee shall be enrolled as a Participant for Employer matching contributions, and Employer discretionary contributions as of the next Enrollment Date.

C. Eligibility to Make Employee Pre-Tax Contributions. Each Employee who is not otherwise excluded by reason of Paragraph A of this Article III shall become eligible to make Employee pre-tax contributions under Paragraph A of Article IV upon the later of January 1, 2005 or his date of hire, subject to the provisions of this Plan. Each eligible employee shall be enrolled as a Participant for this purpose as of the next Enrollment Date.

The Plan Administrator may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Plan Administrator, agreeing to the terms of the Plan and giving such information as may be required by the Plan Administrator, including beneficiary designation. An Employee shall not be precluded from Plan participation if he does not complete such form.

ARTICLE IV

Contributions

A. Employee Pre-Tax Contributions. On or prior to an Employee’s Enrollment Date for Employee pre-tax contribution purposes, the Employee may, through use of a telephone voice response system or such other means as are designated by the Plan Administrator, direct the Employer (1) to defer a percentage of his Compensation each pay period, commencing as of his Enrollment Date, and (2) to contribute that amount to the Plan within the time required by ERISA. The Plan Administrator shall provide each Employee prior to his Enrollment Date instructions about the time period within which the Employee may elect to make pre-tax contributions effective as of his Enrollment Date. A Participant’s pre-tax contributions for any pay period shall be in whole percentages equal to at least one percent (1%) of the Participant’s Compensation but not more than a percentage of Compensation that shall be determined by the Plan Administrator from time to time in a manner that is consistent with applicable law, provided such contributions are within the limits of Article V, Paragraph C. The amount of a Participant’s deferred Compensation shall be rounded to the nearest cent.

Notwithstanding the foregoing, Employee pre-tax contributions on behalf of a Participant in this Plan or any other qualified plan maintained by the Employer during any taxable year may not exceed the limit under Code Section 402(g) in effect for such taxable year ($14,000 for calendar year 2005 and thereafter such amount for a calendar year as adjusted each year by the Secretary of the Treasury), except to the extent permitted under the remainder of this Paragraph B and Section 414(v) of the Code, if applicable. A Participant who makes Code Section 401(k) Employee pre-tax contributions to more than one plan in a calendar year in excess of the applicable dollar limitation must submit to the Plan Administrator by March 1 of the year following the year of any excess contributions a written statement including the amount of the excess contributions to be allocated to this Plan. Any excess contributions allocated to this Plan shall be distributed, together with income attributable thereto, by April 15 of the year following the year of the excess contributions.

Notwithstanding any provision of this Plan to the contrary, upon a Participant’s return from qualified military service, such Participant may make up Employee pre-tax contributions for the period of qualified military service in accordance with Code Section 414(u), effective with reemployments initiated on or after December 12, 1994.

In the event a Participant terminates employment and is rehired, the Participant may elect to begin deferring a percentage of his Compensation as of the first day of any calendar quarter coinciding with or following his date of rehire, provided that prior to that date and within the timeframe required by the Plan Administrator he elects to make Employee pre-tax contributions by following the procedures designated by the Plan Administrator.

Effective the first day of any calendar quarter, each Participant who is deferring an amount of his Compensation may change the percentage of his Compensation to be deferred, and each Participant who is not deferring an amount of his Compensation may elect to begin deferring a percentage of his Compensation. Each Participant who elects to make such a change or election must follow the procedures established by the Plan Administrator and must make such change or election within a reasonable timeframe prior to the beginning of the applicable quarter, as designated by the Plan Administrator.

By following the procedures designated by the Plan Administrator, a Participant may revoke his Employee pre-tax contribution agreement effective as of the first day of any subsequent calendar quarter. A Participant who revokes his Employee pre-tax contribution agreement may not resume deferring a percentage of his Compensation hereunder until the first day of any calendar quarter after his Employee pre-tax contributions cease, provided that prior to the date his contributions resume, he follows the procedures designated by the Plan Administrator relating to resuming Employee pre-tax contributions.

Employee pre-tax contributions shall be credited to a separate Employee Pre-Tax Contribution Account for each Participant. A Participant’s Employee Pre-Tax Contribution Account shall be invested, valued, distributed and except as specifically provided herein, in all respects treated in the same manner as the Participant’s Employer Matching Contribution Account, except that the amounts credited to the Participant’s Employee Pre-Tax Contribution Account shall be one hundred percent (100%) vested. Amounts in the Employee Pre-Tax Contribution Account shall not be distributed until the earliest of the Participant’s death, disability, retirement, attainment of age 59½ or termination of employment, in accordance with the provisions of Article VII of the Plan.

Such amounts may also be distributed upon:

1. Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), a simplified employee pension plan (as defined in Code Section 408(k)) or a SIMPLE IRA Plan (defined in Code Section 408(p)).

2. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

3. The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

All Employees who are eligible to make Employee pre-tax contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Consistent with the Employer’s administration of the Plan and applicable law, catch-up contributions shall be treated in the same manner as Employee pre-tax contributions for purposes of Participant loans pursuant to Article IX of this Plan and for purposes of any in-service withdrawals.

B. Employer Matching Contributions. Effective January 1, 2005, for each Plan Year, the Board of the Employer may, in its sole discretion, elect that the Employer contribute on behalf of each Active Participant who makes Employee pre-tax contributions during that Plan Year and is employed on the last day of the Plan Year, an Employer matching contribution equal to a percentage of each Participant’s Employee pre-tax contributions for the Plan Year, provided that such Employer matching contributions (a) shall be based only on a Participant’s Employee pre-tax contributions of up to 6% of Compensation during such Plan Year, and (b) shall not result in an excess contribution as defined in Paragraph D below or exceed the applicable limits of Paragraph C of Article V. Currently, the Employer intends to make an Employer matching contribution equal to twenty-five percent (25%) of each Participant’s Employee pre-tax contributions of up to six percent (6%) of Compensation. Employer matching contributions shall continue at this rate until the Board of the Employer determines otherwise. Matching contributions may be made in cash or in an equivalent amount of Employer Stock, based on the average closing prices of Employer Stock for such Plan Year, as determined by the Board.

If Employer matching contributions are made for a Plan Year, such Employer matching contributions will be made during the first calendar quarter after the end of such Plan Year.

Notwithstanding any provisions of this Plan to the contrary, upon a Participant’s return from qualified military service, Employer matching contributions shall be made with respect to Employee pre-tax contributions of up to 6% of Compensation for the applicable Plan Year that are attributable to a period of qualified military service in accordance with Code Section 414(u).

Notwithstanding any provisions of this Plan to the contrary, Employee pre-tax contributions that are catch-up contributions made pursuant to Paragraph A of Article IV shall not be eligible for Employer Matching Contributions under this Paragraph B.

C. Nondiscrimination Test Applicable to Employee Pre-Tax Contributions. The maximum amount of Employee pre-tax contributions which may be made by Highly-Compensated Employees is subject to the requirement that one of the following nondiscrimination tests be met during each Plan Year:

1. The average deferral percentage for the group of such Highly-Compensated Employees who are Participants for 401(k) Employee pre-tax contribution purposes for the current Plan Year shall not be more than the average deferral percentage for the group of such non-Highly-Compensated Employees and who are Participants for 401(k) Employee pre-tax contribution purposes for the current Plan Year multiplied by 1.25; or

2. The excess of the average deferral percentage for the group of such Highly-Compensated Employees who are Participants for 401(k) Employee pre-tax contribution purposes for the current Plan Year over the average deferral percentage of the group of such non-Highly-Compensated Employees who are Participants for the current Plan Year may not be more than two (2) percentage points, and the average deferral percentage of the group of such Highly-Compensated Employees who are Participants for 401(k) Employee pre-tax contribution purposes for the current Plan Year may not be more than the average deferral percentage of such non-Highly-Compensated Employees who are Participants for 401(k) Employee pre-tax contribution purposes for the current Plan Year multiplied by 2.0.

The Employer may elect, in accordance with IRS rules, to use the average percentage of Compensation deferred by non-Highly Compensated Employees in the preceding Plan Year instead of in the current Plan Year for the foregoing tests if the Plan meets the requirements for changing to prior year testing set forth in IRS Notice 98-1 (or superseding guidance).

The Employer may elect to make qualified nonelective Employer contributions and qualified Employer matching contributions that are allocated to the accounts of eligible non-Highly Compensated Employees in the manner prescribed by applicable regulations or IRS guidance, and may take into consideration all or any portion of such contributions in order to meet the nondiscrimination test applicable to Employee pre-tax contributions. Such contributions shall be 100% vested, shall be subject to the same restrictions on withdrawal as Employee pre-tax contributions, shall meet the requirements of Code Section 401(a)(4) both before and after any portion is used for purposes of meeting the 401(k) nondiscrimination test, and shall meet the requirements of applicable regulations.

The Plan will take Employee pre-tax contributions into account only if attributable to Compensation that would be received by the affected Employee during the Plan year or earned during the Plan Year and received within 2½ months after the end of the Plan Year. The Plan will aggregate all arrangements under which such a Highly-Compensated Employee is eligible to make Employee pre-tax contributions for purposes of applying the nondiscrimination test applicable to Employee pre-tax contributions.

Compensation as used in this Paragraph shall mean compensation as defined in Code Section 414(s). After considering any applicable qualified nonelective Employer contributions in applying the nondiscrimination test applicable to Employee pre-tax contributions, Employee pre-tax contributions which cause the Plan to fail to meet one of the above tests are hereafter Excess Aggregate Contributions and must be distributed in accordance with Paragraph E of this Article.

D. Nondiscrimination Test Applicable to Employer Matching Contributions. The maximum Employer matching contributions which may be allocated to Highly-Compensated Employees are subject to the requirement that they meet one of the following tests:

(1) The actual contribution percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year for Employer matching contributions purposes may not be more than the actual contribution percentage for the group of non-Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year multiplied by 1.25; or

(2) The excess of the actual contribution percentage for the group of Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year over the actual contribution percentage of the group of non-Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year may not be more than two percentage points, and the actual contribution percentage for the group of Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year may not be more than the actual contribution percentage of the group of non-Highly-Compensated Employees who are Participants for Employer matching contributions purposes for the Plan Year multiplied by two.

The Plan Administrator may elect, in accordance with IRS Notice 98-1 (or superseding guidance), to use the actual contribution percentage of the non-Highly-Compensated Employees in the prior Plan Year instead of in the current Plan Year for the foregoing tests if this Plan meets the requirements for changing to prior year testing set forth in IRS Notice 98-1 (or superseding guidance).

The actual contribution percentage means the average of the actual contribution ratios (calculated separately for each Employee in the specified group) of the Employer matching contributions for the Plan Year divided by the Employee’s Compensation for the Plan Year. Compensation means compensation as defined by Code Section 414(s). The Plan Administrator may elect to take into consideration all or any portion of tax-deferred contributions in calculating the actual contribution percentage in order to meet the nondiscrimination test applicable to Employer matching contributions. If less than all of such contributions are taken into consideration, the balance of such contributions not taken into consideration must continue to meet the requirements of the nondiscrimination test applicable to tax-deferred contributions, as described in Paragraph C.

The Employer may elect to make qualified nonelective Employer contributions that are allocated to the accounts of eligible Highly-Compensated Employees and/or non-Highly-Compensated Employees in any manner that does not impermissibly discriminate against non-Highly-Compensated Employees, and may take into consideration all or any portion of such contributions in order to meet the nondiscrimination test applicable to Employer matching contributions, subject to the requirements of applicable regulations. Such contributions shall be 100% vested, shall be subject to the same restrictions on withdrawal as 401(k) tax-deferred contributions, shall meet the requirements of Code Section 401(a)(4) both before and after any portion is used for purposes of meeting the 401(k) and 401(m) nondiscrimination tests, and shall meet the requirements of the applicable regulations.

After considering any applicable tax-deferred contributions permitted to be considered in applying the nondiscrimination test under Paragraph C, amounts of Employer matching contributions that cause this Plan to fail to meet the nondiscrimination test under this Paragraph D are hereafter Excess Aggregate Contributions, and must be reduced and distributed in accordance with Paragraph E below.

E. Distribution of Excess Contributions and Excess Aggregate Contributions. Excess Aggregate Contributions, adjusted for allocable income and losses, shall be distributed within two and one-half (2½) months if reasonably practicable, but in no event later than twelve (12) months, after the end of the Plan Year in which such Excess Aggregate Contributions are made in accordance with the procedures established by the Plan Administrator to assure compliance with Code Section 401(k) and Code Section 401(m). In the case of failure to meet the requirements of Paragraph C, the distribution shall be accomplished by reducing tax-deferred contributions of the Highly-Compensated Employee(s) with the greatest dollar amount of tax-deferred contributions until the earliest of the following events occurs: (1) one of the tests set forth in such Paragraph is met, (2) all the excess tax-deferred contributions are distributed, or (3) such Highly-Compensated Employee’s tax-deferred contributions equal the tax-deferred contributions of the Highly-Compensated Employee(s) with the next highest amount of tax-deferred contributions, and this process is repeated, if necessary, until the Plan satisfies one of the tests under such Paragraph or all excess tax-deferred contributions are distributed. The Plan Administrator may first distribute an Employee’s unmatched tax-deferred contributions, and second, distribute an Employee’s matched tax-deferred contributions, distributing Employer matching contributions pro rata, adjusted in each case for allocable income and losses for the Plan Year.

In the case of failure to meet the requirements of Paragraph D, the distribution shall be accomplished by reducing the actual Employer matching contributions of the Highly-Compensated Employee(s) with the highest dollar amount of Employer matching contributions until the earliest of the following events occurs: (1) one of the tests set forth in such Paragraph is met, (2) the excess Employer matching contributions are distributed, or (3) such Highly-Compensated Employee’s Employer matching contributions equal the Employer matching contributions of the Highly-Compensated Employee(s) with the next highest dollar amount of Employer matching contributions, and this process is repeated, if necessary, until the Plan satisfies one of the tests under such Paragraph or the excess Employer matching contributions are distributed. Such amounts shall be adjusted for allocable income and losses for the Plan Year.

Excess Employer matching contributions and any trust earnings thereon, if applicable, shall be distributed to the Employee.

Allocable income or loss for the taxable year with respect to Excess Aggregate Contributions under Paragraph C is determined by multiplying the income or loss for the taxable year allocable to tax-deferred contributions by a fraction, the numerator being the Participant’s Excess Aggregate Contributions under Paragraph C for the taxable year and the denominator being the account balance attributable to tax-deferred contributions as of the end of the taxable year minus the income or plus the loss allocable to such account balance for the year. Allocable income or loss for the taxable year with respect to Excess Aggregate Contributions under Paragraph D is determined in a similar manner.

The amount of excess deferrals attributable to tax-deferred contributions that may be distributed by this Plan for the taxable year of the Employee must be reduced by the amount of excess contributions attributable to Employer matching contributions previously distributed for the Plan Year beginning with or within the Employee’s taxable year.

This Plan will take a contribution into account for a Plan Year only if it is allocated to the Participant’s account on a day within the Plan Year. This Plan will treat contributions made under plans that are aggregated for purposes of Code Sections 401(a) or 410(b) as made under a single plan.

F. Date of Payment. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer’s income tax return (including extensions), the amount to be contributed pursuant to Paragraph B and H.

The Employer shall pay to the Trustee, within the time required by law for 401(k) contributions, Employee pre-tax contributions for each such pay period on behalf of all Participants pursuant to Paragraph A of this Article IV.

The Trustee shall not be responsible for determining the amount of any Plan contributions nor for collecting contributions not voluntarily paid to the Trustee.

G. Profit Sharing Plan. This Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), 402, 412, and 417. However, notwithstanding any Plan provision to the contrary, all contributions shall be made without regard to current or accumulated earnings and profits.

H. Employer Discretionary Contributions. Effective January 1, 2005, for each Plan Year, the Employer in its discretion may pay to the Trustee an amount which shall be determined by the Board of the Employer at a meeting held before the time provided by law for filing of the Employer’s income tax return (including extensions).

The Employer discretionary contributions, if any, for a Plan Year shall be allocated to the Employer Discretionary Contribution Account of each Participant who is an Active Participant in the proportion that each Active Participant’s Compensation during the Plan Year bears to the total Compensation of all such Active Participants during such Pan Year. If a person becomes enrolled as a Participant during a Plan Year on a date other than the first day of the Plan Year, only that portion of his Compensation attributable to Hours of Service performed while he was a Participant shall be considered in determining his allocation of the Employer discretionary contribution for such Plan Year.

Only an Active Participant shall be entitled to share in the Employer Discretionary Contribution for a particular Plan Year. An Active Participant means a Participant employed on the Anniversary Date.

If such a Participant’s failure to complete a Year of Service in the Plan Year results from his death, disability as defined in Paragraph D of Article VII, or retirement on or after age 60, he shall be considered an Active Participant for such year.

Notwithstanding any provision of this Plan to the contrary, Employer discretionary contributions with respect to qualified military service shall be made in accordance with Code Section 414(u).

The Employer’s determination of any Employer discretionary contribution shall be binding on all Participants, the Plan Administrator, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer’s contribution or the method used in determining the amount of such contribution, but shall be accountable only for the funds actually received by it.

ARTICLE V

Participant’s Accounts, Valuation, Maximum Contribution

A. Participant’s Accounts. The Plan Administrator or its delegate shall maintain a separate Employee Pre-Tax Contribution Account, a separate Employer Matching Contribution Account (effective January 1, 2005), a separate Employer Discretionary Contribution Account, if any, and a separate Rollover Account, where applicable, for each Participant, which accounts shall reflect the Participant’s Accrued

Benefit. Effective January 1, 2002, the Plan Administrator or its delegate shall also maintain a separate Catch-up Contribution Account for each Participant who is eligible for and elects to make Catch-up Contributions to this Plan, pursuant to Article IV, Paragraph A. The Plan Administrator shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable. Only one such statement need be furnished a Participant each 12 months. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

B. Trust Valuation. As of each Valuation Date, the Trustee shall (1) determine the fair market value of each Fund in order to determine the percentage of increase or decrease in such fair market value when compared with the fair market value of each such Fund as of the immediately preceding Valuation Date, and (2) adjust the Participants’ Employee Pre-Tax Contribution Accounts, Employer Matching Contribution Accounts (effective January 1, 2005), Rollover Accounts, Catch-up Contribution Accounts, and Employer Discretionary Contribution Accounts (effective January 1, 2005) accordingly. The Employer, the Plan Administrator, and the Trustee do not in any manner or to any extent whatever warrant, guarantee or represent that the value of a Participant’s Accounts shall at any time exceed or equal the amount previously contributed thereto.

C. Maximum Contributions.

1. Annual Addition. The term “annual addition” for any Plan Year means the sum of:

a. The Employer’s contributions on a Participant’s behalf to the Employer’s defined contribution plan(s) (any profit sharing and money purchase pension plans) including Employee pre-tax contributions hereunder;

b. The Participant’s voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

c. Any forfeitures allocated to the Participant’s account under a profit sharing plan maintained by the Employer;

d. Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(l)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer; and

e. Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code Section 415(c)(1)(B).

Notwithstanding any provisions of this Paragraph C to the contrary, except to the extent permitted under Article IV, Paragraph A, and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s accounts under the Plan for any Plan Year shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) 100 percent of the Participant’s Compensation, for purposes of Code Section 415.

The compensation limit referred to in (b) shall not apply to (i) any contributions for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

2. Excess Annual Addition. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, or other facts and circumstances to which Code regulation Section 1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

a. The amount of such excess consisting of the Employee’s unmatched Employee pre-tax contributions shall be paid to the Employee as soon as administratively feasible.

b. The amount of any remaining excess consisting of matched Employee pre-tax contributions on behalf of an Employee and Employer matching contributions on behalf of such Employee shall be reduced pro rata (currently $.25 of Employer matching contributions for every one dollar of matched Employee pre-tax contributions). Such Employee pre-tax contributions shall be paid to the Employee as soon as administratively feasible, and such Employer matching contributions shall be allocated to a suspense account and applied as provided in (c) below).

c. The amount of any remaining excess contributions shall be allocated to a suspense account in that plan and shall be used to reduce Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants in that plan. In the event of termination of that plan, the suspense account shall revert to the Employer.

The limitation year is the Plan Year. Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date. If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income. Amounts in the suspense account are allocated as of each allocation date on which forfeitures may be allocated until the account is exhausted.

3. For the purpose of this Paragraph C, the following rules shall control:

a. The $40,000 maximum ($42,000 in 2005) shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

b. All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

c. If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.

D. Forfeitures and Reinstatement of Forfeitures. On each Anniversary Date, the nonvested Accrued Benefit of each Participant with respect to whom an Event of Forfeiture has occurred shall be forfeited. If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in Service as of the Anniversary Date coinciding with or following the date of his reemployment, the forfeited dollar amount of his Accrued Benefit shall be reinstated as if that nonvested dollar amount of his Accrued Benefit had not been forfeited, provided the terminated Participant repays the vested dollar amount of his Accrued Benefit previously distributed to him, which was attributable to Employer contributions, back to the Plan Trustee to be credited to the Participant. Any required repayment shall be made in cash. Any required repayment must occur before the earlier of (1) the date five years after the first date on which the Participant is subsequently re-employed by the Employer, or (2) the date the Participant would have incurred five consecutive One-Year Breaks in Service following the date of the distribution had he not been re-employed. Reinstatement of a Participant’s forfeited Accrued Benefit in accordance with this Paragraph D shall occur on the Anniversary Date coinciding with or following such Participant’s date of repayment by allocating the required amount to the Participant’s Employer Matching Contribution Account, or Employer Discretionary Contribution Account, as applicable, first, from forfeitures from Participants’ Employer Matching Contribution Accounts occurring on such Anniversary Date, second, from Trust earnings allocated as of such Anniversary Date, and third, from extraordinary Employer contributions as required.

Forfeitures of amounts in Employer Matching Contribution Accounts and Employer Discretionary Contribution Accounts shall be applied to reduce future Employer matching contributions.

ARTICLE VI

Nonforfeitable Accrued Benefit

A. Allocations Not Vested. Allocations to Participants in accordance with the provisions of Article V shall not vest any right or title to any part of the assets of the Trust.

B. Vesting Period. A Participant’s Pre-Tax Contribution Account, Rollover Account, and Catch-up Contribution Account, if applicable, shall be 100% vested at all times.

Effective January 1, 2005, a Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account shall vest in accordance with the following schedule:

Completion of 1 Year of Service	25%
Completion of 2 Years of Service	50%
Completion of 3 Years of Service	75%
Completion of 4 Years of Service	100%

In crediting Years of Service to determine a Participant’s nonforfeitable Accrued Benefit, the Plan Administrator shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:

1. Except as specifically hereinafter provided, all of an Employee’s Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account. Years of Service with any other trade or business that is along with the Employer a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in Code Section 414(b) or (c) also shall be taken into account.

2. In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit derived from Employer contributions, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more. Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.

3. The Employer shall give credit for Years of Service which are not disregarded under subparagraph 2 upon the Participant’s reemployment date, which shall be the date on which he completes one Hour of Service after his termination of employment.

4. The nonforfeitable percentage of a Participant’s Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service. Separate accounting shall be maintained for the pre-break Accrued Benefit.

C. Amendment to Vesting Computation Period or Vesting Schedule. The Employer may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period. No Plan amendment shall reduce a Participant’s nonforfeitable Accrued Benefit. If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

1. Sixty (60) days after the amendment is adopted;

2. Sixty (60) days after the amendment becomes effective; or

3. Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

D. Full Vesting. If a Participant dies, becomes permanently and totally disabled, or attains normal retirement age and such event occurs while the Participant is still employed by Employer, the full amount credited to the Participant’s Employer Matching Contribution Account and Employer Discretionary Contribution Account pursuant to Article V shall become fully vested and nonforfeitable.

E. Participant’s Commencement of Excluded Employment. In the event a Participant transfers to an employment category excluded under Article III, the following shall control:

1. For purposes of determining the Participant’s right to, and the amount of the Employer contribution, Compensation received while the Participant was in a category excluded under Article III hereof shall not be counted.

2. For purposes of determining the Participant’s nonforfeitable Accrued Benefit, Hours of Service performed while the Participant was in an excluded category shall be counted.

ARTICLE VII

Distribution of Benefits

A. Retirement Age and Options. The normal retirement age shall be age 60 for all Participants, and each Participant or former Participant shall be entitled to retire the first day of the month coinciding with or following attainment of normal retirement age, which day shall be his Normal Retirement Date.

1. Employment After Normal Retirement Age. If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in increases and decreases in value, including fees and expenses until actual retirement and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.

a. Election to Receive Benefits While Still Employed. A Participant who has attained age 70½ may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Plan Administrator; such a Participant shall continue to share in increases and decreases in value, including fees and expenses, until actual retirement and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder. Notwithstanding the foregoing, a Participant who has attained age 59½ may elect to receive his Employee Pre-Tax Contribution Account prior to his actual retirement date in accordance with procedures established by the Plan Administrator.

b. Required Receipt of Benefits. The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires except that benefit distributions to a more than five percent (5%) owner (as defined in Code Section 416) must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

A participant is treated as a more than five percent (5%) owner for purposes of this section if such participant is a more than five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending within the calendar year in which such owner attains age 70½. Once distributions have begun to a more than five percent (5%) owner under this section, they must continue to be distributed, even if the participant ceases to be a more than five percent (5%) owner in a subsequent year.

A Participant to whom this subparagraph b. applies shall continue to share in increases and decreases in value, including fees and expenses, until actual retirement, and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.

2. Date of Retired Participant’s First Payment. A Participant who retires hereunder shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

3. Deferral of Benefits. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $5,000 shall not be required to receive a distribution without his written consent, except as provided under Paragraph A(1)(b) above. Notwithstanding the foregoing, effective January 1, 2005, the involuntary cashout threshold described in the preceding sentence shall be reduced from $5,000 to $1,000 and shall include any Rollover Account. The Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70½. Such a Participant must make this election in writing on a form provided by the Plan Administrator. Such election shall include the current amount of the Participant’s nonforfeitable Accrued Benefit, the date on which payment shall commence, and the form of payment of the benefit. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.

Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $5,000 (prior to January 1, 2005) or $1,000 (on or after January 1, 2005) is immediately distributable shall be deemed an election to defer commencement of payment.

4. Form of Payment. With respect to all of the Participant’s Plan accounts, a Participant who is eligible to receive benefits under this paragraph may elect in writing to receive a single cash payment equal to the Participant’s nonforfeitable Accrued Benefit valued as of the Valuation Date on which the payment is processed, with such payment made as soon as reasonably possible after such Valuation Date. Any Employer Stock in the Participant’s accounts shall be liquidated prior to distribution.

5. Minimum Distributions at Age 70½ if Installments Elected.

If a Participant’s distribution is required to commence due to attainment of age 70½, and if the Participant has elected to receive installment payments prior to the date that installment payments cease to be an optional form of payment under the Plan, then at least an amount equal to the minimum required annual distribution shall be paid to the Participant, determined in accordance with Code Section 401(a)(9).

6. Minimum Distributions at Age 70½ if Installments Elected (After 2002).

With respect to minimum required distributions made on or after the Effective Date as defined in Paragraph 6.a.i below, the following provisions shall apply:

a. General Rules.

i. Effective Date. The provisions of this Article VII, Paragraph A.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

ii. Precedence. The requirements of this Article VII, Paragraph A.6 will take precedence over any inconsistent provisions of the Plan as to the required minimum amount payable, provided that any provision of the Plan requiring faster payment or greater payments will remain in effect.

iii. Requirements of Treasury Regulations Incorporated. All distributions required under this Article VII, Paragraph A.6 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

b. Time and Manner of Distribution.

i. Required Beginning Date. The Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in subparagraph e.v. below.

ii. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, no later than as follows:

A. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later, unless subparagraph iii. below applies.

B. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, unless subparagraph iii. below applies.

C. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire nonforfeitable Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

D. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph ii, other than subparagraph ii.A, will apply as if the surviving spouse were the Participant.

For purposes of this subparagraph ii. and Article VII, Paragraph A.6.d, unless subparagraph ii.D. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph ii.D. above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph ii.A. above. If the Plan permits an annuity contract as a form of payment and distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph ii.A), the date distributions are considered to begin is the date distributions actually commence.

iii. Five-Year Rule. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified above in subparagraph b.ii., as long as the Participant’s entire nonforfeitable Accrued Benefit will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death (“five-year rule”). If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

Beneficiaries may elect on an individual basis whether the foregoing 5-year rule or the life expectancy rule specified in subparagraph b.ii above and subparagraph d.ii below applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of (a) December 31 of the calendar year in which distribution would be required to begin under subparagraph b.ii, or (b) December 31 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If the beneficiary does not make an election under this Paragraph, distributions will be made in accordance with the five-year rule.

A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

iv. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, then for each distribution calendar year distributions will be made in accordance with Paragraphs A.6.c and A.6.d of this Article VII. If the Plan permits an annuity contract as a form of payment and the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

c. Required Minimum Distributions During Participant’s Lifetime.

i. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

A. the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

B. if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

ii. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Article VII, Paragraph A.6.c. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

d. Required Minimum Distributions After Participant’s Death.

i. Death On or After Date Distributions Begin.

A. Participant Survived by Designated Beneficiary.

If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

1. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

B. No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s entire nonforfeitable Accrued Benefit by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii. Death Before Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Article VII, Paragraph A.6.d.i above.

B. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire nonforfeitable Accrued Benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

C. Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Article VII, Paragraph A.6.b.ii.A above, this Article VII, Paragraph A.6.d.ii will apply as if the surviving spouse were the Participant.

e. Definitions.

i. Designated beneficiary. The individual who is designated as the beneficiary under Article VII, Paragraph B of the Plan (including any individual who is a default beneficiary identified under Article VII, Paragraph B of the Plan), and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-1, of the Treasury regulations.

ii. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Article VII, Paragraph A.6.b.ii. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

iii. Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

iv. Participant’s nonforfeitable Accrued Benefit. The Participant’s nonforfeitable Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the nonforfeitable Accrued Benefit as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The nonforfeitable Accrued Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

v. Required Beginning Date. The date specified in Article VII, Paragraph A.1.b. of the Plan.

B. Death. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Plan Administrator. The beneficiary of a married Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by a notary public or a Plan representative. Such designation shall be filed with the Plan Administrator and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse’s consent where required). The designation last filed with the Plan Administrator shall control.

If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no designated successor, the Participant’s beneficiary shall be the following in the order named:

a. Surviving Spouse at date of death,

b. Then living issue, per stirpes (lawful issue and adopted),

c. Then living parents, in equal shares,

d. Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

e. Estate of the Participant.

1. Death Prior to Commencement of Benefits. With respect to all of the Participant’s nonforfeitable Plan accounts, a Participant’s beneficiary shall receive the Participant’s nonforfeitable

Accrued Benefit in a single payment. Such distribution(s) shall be valued as of the Valuation Date(s) on which the Plan assets in the Participant’s nonforfeitable Plan accounts that are required to make the payment(s) are liquidated, subject to the following rules:

a. A beneficiary may elect to have payments commence a reasonable time after the Participant’s death.

b. All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, except that such payments may extend beyond that five-year period if the Participant designated a beneficiary who is the Participant’s Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70½ or (b) December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs.

The beneficiary’s election of a Plan distribution shall be in writing on a form furnished by the Plan Administrator. If the beneficiary is the Participant’s Spouse and the Spouse elects to postpone payment of the Participant’s Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

If the Participant’s beneficiary fails to make a written election of a Plan distribution and the form of payment of such distribution before December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, and the Participant did not designate his Spouse as beneficiary, the Plan Administrator shall direct the Trustee to pay the benefit in a single sum to the Participant’s beneficiary not later than such December 31. If the Participant’s Spouse as designated beneficiary fails to make a written election of a Plan distribution and the form of payment of such distribution before the later of (i) December 31 after the Participant would have attained age 70½ or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Plan Administrator shall direct the Trustee to distribute on or before the later of December 31 of the calendar year in which the Participant would have attained age 70½ or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs the Participant’s nonforfeitable Accrued Benefit in a single sum.

Notwithstanding any provision of this Plan to the contrary, in the event that a distribution is required to be made to a beneficiary by December 31 of a Plan Year and has not already been made, such required distribution(s) shall be valued as of the Valuation Date(s) on which the Plan assets in the Participant’s nonforfeitable Plan accounts that are required to make the distribution are liquidated.

Payments shall be in the form described in Paragraph A(4) of this Article.

C. Disability. Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Plan Administrator, is expected to be of a long continual duration. In the event of disability, said Participant’s Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above. Such payment(s) shall be valued as of the Valuation Date(s) on which the Plan assets in the Participant’s nonforfeitable Plan accounts that are required to make the payment(s) are liquidated. Disability shall be established to the satisfaction of the Plan Administrator. If the Participant shall disagree with the Plan Administrator’s findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Plan Administrator, or if the physician selected by the Participant shall not be approved by the Plan Administrator, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Plan Administrator, and the third by the two physicians selected by the Participant and the Plan Administrator.

D. Termination of Employment. In the event a Participant voluntarily or involuntarily terminates employment with a nonforfeitable Accrued Benefit of $5,000 or less, the Participant shall be paid such nonforfeitable Accrued Benefit in a single cash payment valued as of the Valuation Date on which the payment is processed, with such payment made as soon as reasonably possible after such Valuation Date. Notwithstanding the foregoing, effective January 1, 2005, the involuntary cashout threshold described in the preceding sentence shall be reduced from $5,000 to $1,000 (including rollover amounts). If the Participant’s nonforfeitable Accrued Benefit exceeds $5,000 (prior to January 1, 2005) or $1,000 (on or after January 1, 2005) at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.

The Plan Administrator shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant’s account shall be subject to the forfeiture provisions of Article V, Paragraph D.

In the event the distribution to a terminated Participant is less than his Accrued Benefit, the Plan Administrator shall transfer the remainder of the terminated Employee’s Accrued Benefit to a separate account which shall be known as the “Termination Account.” At any relevant time prior to the event of forfeiture, the Participant’s vested portion of his Termination Account shall not be less than an amount (“X”) determined by the following formula:

X = P (AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Termination Account balance at the relevant time; R is the ratio of the account balance at the relevant time to the account balance after distribution; and D is the amount distributed when the Employee terminated employment.

E. Time of First Payment. Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of $5,000 or less (prior to January 1, 2005) or $1,000 or less (on or after January 1, 2005), or receipt by the Plan Administrator of a disabled Participant’s election to receive disability benefits, distribution of the affected Participant’s nonforfeitable Accrued Benefit Participant shall commence as soon as is reasonably possible following the Valuation Date on which the distribution is processed, but in no event shall distribution commence later than sixty (60) days following the Plan Year in which such aforementioned event occurs, provided, that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraph A(3) or B of this Article VII and such an election is made, the Participant’s vested Accrued Benefit shall commence as soon as reasonably possible following the Plan’s receipt of the Participant’s or beneficiary’s distribution request.

F. Distribution of Allocation Attributable to Last Year of Participation. The amount, if any, allocated to the Participant’s Accounts for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article VII, or fails to consent to the distribution as required by this Article.

G. Facility of Payment. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Plan Administrator.

To the extent permitted by law, any payment made under the provisions of this Paragraph G shall be a complete discharge of liability under the Plan.

H. No Reduction in Benefits by Reason of Increase in Social Security Benefits. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.

ARTICLE VIII

Provision Against Anticipation

A. No Alienation of Benefits. Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

B. Qualified Domestic Relations Orders. Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant.

1. The Plan Administrator shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant’s Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Plan Administrator’s procedures for determining the qualified status of the order. The Plan Administrator shall permit each alternate payee to designate a representative for receipt of copies of notices.

2. Immediately upon receipt of such order, the Plan Administrator shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

3. The Plan Administrator shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Plan Administrator shall promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic Relations Order is any judgment, decree or order (including approval of a property settlement agreement) that:

a. Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

b. Is made pursuant to a State domestic relations law (including a community property law);

c. Creates or recognizes the existence of an alternate payee’s right to receive all or a portion of a Participant’s Plan benefits;

d. Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

e. Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

4. The Plan Administrator’s decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Plan Administrator’s decision.

5. If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee’s benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Plan Administrator shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

6. The Plan Administrator’s procedures shall generally conform to the Plan’s claims procedures.

7. Notwithstanding any provisions of this Plan to the contrary, an alternate payee pursuant to a Qualified Domestic Relations Order shall be entitled to elect to receive a distribution from the Plan following the date such order is determined by the Plan Administrator to be a Qualified Domestic Relations Order and as specified in such Order. Provided, however, that for purposes of such a distribution, the payment(s) shall be valued as of the Valuation Date(s) on which the Plan assets in the alternate payee’s Plan account that are required to make the payment are liquidated, with payment(s) commencing as soon as reasonably possible after such Valuation Date(s). Payments made pursuant to this paragraph shall not be treated as a violation of the requirements of subsections (a) and (k) of Section 401 or Section 409(d) of the Code.

C. Assignment of Benefits. A Participant receiving benefits under the Plan may voluntarily make a revocable assignment not to exceed 10% of any benefit payment so long as the assignment or alienation is not made for purposes of defraying Plan administration costs.

ARTICLE IX

Loans to Participants

A Participant may obtain a loan, first, from his Rollover Account, and second, from his Employee Pre-Tax Contribution Account under the Plan, in accordance with the terms of the written Participant loan program established by the Plan Administrator, the terms and conditions of which are included in the Summary Plan Description and incorporated herein by reference. No loan shall be made which does not meet the following requirements:

A. A Participant shall apply for a loan in writing on a form providing such information as the Plan Administrator shall require.

B. The total amount of the loan, together with the outstanding balance of all other Plan loans to the Participant, shall not exceed the lesser of (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made, or (2) one-half of the present value of the Participant’s nonforfeitable Accrued Benefit under this Plan. For purposes of the dollar limitations imposed by this Paragraph B, all plans maintained by the Employer and any trade or business which is a member of a controlled group of trades or businesses or an affiliated service group under Code Sections 414(b), 414(c) and 414(m) shall be treated as one Plan.

C. Each loan shall bear interest at a commercially reasonable rate as determined by the Plan Administrator. In determining the interest rate, the Plan Administrator shall consider interest rates being charged by local financial institutions for similar loans with similar collateral.

D. Each loan shall have a definite maturity date and shall be repayable in level installment payments not less frequently than quarterly, except that during an Employer-approved leave of absence, a Participant may postpone loan payments. The term for repayment shall not exceed five years unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the applicant. In that case, the Plan Administrator will determine the term for repayment of such a loan, which shall not exceed the term normally available through financial institutions offering such loans in similar amounts with similar collateral.

E. Interest paid on the loan shall accrue to the account of the Participant. All loans outstanding to a Participant shall be secured by not more than 50% of the Participant’s nonforfeitable Accrued Benefit with the determination being made as of the date of the loan approval. The Participant’s loan payments shall be reallocated among the Plan investment funds in accordance with the Participant’s most recent investment directions made pursuant to Article XI of the Plan.

F. Loans shall be available to all Participants on a reasonably equivalent basis. Credit-worthiness may be considered.

G. Loans shall not be made available to Plan Participants who are Highly Compensated Employees (as defined in Section 414(q)) in amounts greater than the amount made available to other Plan Participants based upon a uniform percentage of nonforfeitable Accrued Benefits.

H. If an event occurs which results in a distribution (other than an in-service distribution) to any Participant or former Participant or to a beneficiary and a loan to such Participant is outstanding, the unpaid balance of the principal and interest shall be deducted from the amount of the distribution. A Participant may prepay his loan in full at any time without penalty. A Participant shall not be treated as having terminated employment for Participant loan purposes until the Participant has terminated employment with the Employer and all employers co-sponsoring the Plan.

I. Loan payments shall be suspended under this Plan as permitted under Code Section 414(u)(4).

J. The minimum loan that may be made to a Participant is $1,000.

K. Administrative expenses associated with a Participant’s loan shall be paid directly by the Participant or charged to the Participant’s Employee Pre-Tax Contribution Account.

ARTICLE X

Named Fiduciary and Administrator

A. Plan Administrator. The Board of the Employer shall be the named fiduciary and Plan Administrator. The Board or a person(s) appointed by the Board shall perform administrative duties set forth in part hereinafter. The Board of the Employer shall advise the Trustee in writing of the names of the members of the Board and any changes thereafter made in the membership of the Board. All reasonable expenses of the Plan Administrator shall be paid by the Employer.

B. Plan Administrator Action. The Plan Administrator shall keep minutes of its proceedings with respect to the Plan and all data, records, and documents pertaining to its administration of the Plan.

The Board shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Board may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Board, in which event the Board shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Board until the Board shall file with the Trustee a written revocation of such designation. A member of the Board who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

C. Rights and Duties. The Plan Administrator and named fiduciary of the Plan shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Plan Administrator shall include but shall not be limited to the following:

1. Determining all questions relating to the eligibility of Employees to participate;

2. Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

3. Authorizing all disbursements by the Trustee from the Trust;

4. Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and determination of all appeals thereunder;

5. Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and

6. Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Plan Administrator’s sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.

D. Investments. The Plan Administrator shall have the responsibility and authority to direct the Trustee and shall be the named fiduciary with respect to the management and control of the assets of the Plan in selecting the investment funds to be offered to Plan Participants and in monitoring the investment performance of those funds, subject to the provisions of Paragraph F of this Article X. The Plan Administrator shall also have all authority and discretion to manage the Employer Contribution Account to the extent not directed by Participants as to their vested account balance, including to determine whether to buy or sell Employer Stock.

E. Information - Reporting and Disclosure. To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Plan Administrator may require, and the Plan Administrator shall furnish the Trustee such information as may be pertinent to the Trustee’s administration of the Plan. The Plan Administrator as Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

F. Standard of Care Imposed Upon the Plan Administrator. The Plan Administrator shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (3) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (4) in accordance with the Plan provisions. Provided, however, that the Plan Administrator shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of the investment of his Employee Pre-Tax Contribution Account, Transfer Account, Employer Matching Contribution Account, Employer Discretionary Contribution Account, and Rollover Account. Where a Participant is directing the investment of all or part of such Accounts, the Plan Administrator shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.

G. Allocation and Delegation of Responsibility. The Board may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Board members and may delegate to persons other than Board members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

In the event that a responsibility is allocated to a Board member, no other Board member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than a Board member, the Board shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

H. Bonding. Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Plan Administrator to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring compliance with the bonding requirements.

I. Claims Procedure. As required by Paragraph C, the Plan Administrator shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Plan Administrator of the decision denying the claim. The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

J. Funding Policy. The Plan Administrator shall be responsible for establishing and carrying out a funding policy for the Employer’s Plan. In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee.

K. Indemnification. The Employer does hereby indemnify and hold harmless each Board member from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Board member’s willful neglect or misconduct or gross negligence.

ARTICLE XI

Investment of Trust Funds

A. Investment of Plan Accounts. For investment purposes, each Participant shall have the right to allocate contributions made to his Employee Pre-Tax Contribution Account, Employer Matching Contribution Account (to the extent vested), Employer Discretionary Contribution Account, and Rollover Account, if any, among Plan investment Funds selected by the Plan Administrator, in accordance with rules adopted by the Plan Administrator and uniformly applied. A Participant may not sell or direct the investment of Employer Stock contributed to his Employer Matching Account until such Employer Stock is vested. Sales of Employer Stock shall be subject to such restrictions as to volume and time of sale as are necessary to avoid influencing the market for such common stock under the Securities Exchange Act of 1934. A Participant may transfer amounts in such Accounts from one investment Fund to another in such increments and at such times as shall be provided by rules adopted by the Plan Administrator and uniformly applied. With respect to the assets in such Accounts of Participants who do not allocate contributions on their behalf among those Plan investment Funds, such assets shall be invested in the Plan investment Fund(s) selected by the Plan Administrator.

Without limiting the generality of the foregoing, the Trustee in following a Participant’s instructions in accordance with the terms of this Plan or in following the Plan Administrator’s instructions as to a Participant who does not elect among the available Plan investment Funds, shall invest and reinvest the principal and income of the Fund in common investment funds (the terms of which are incorporated herein by reference); real estate; government, municipal or corporation bonds, debentures or notes; common and preferred stocks; interests in investment companies, whether so-called “open-end mutual funds” or “closed-end mutual funds”; or any other form of property, whether real, personal or mixed, including life insurance policies on key employees of the Employer for the benefit of the Trust; provided, that the Trustee shall not invest in common or preferred stock, bonds, debentures or convertibles issued by the Employer. The Plan Administrator and the Trustee shall not be liable for any loss or any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of his Employee Pre-Tax Contribution Account, Transfer Account, Employer Matching Contribution Account, and Rollover Account, if any.

B. Standard of Care Imposed Upon Trustee. The Trustee shall discharge its investment responsibilities hereunder solely in the interests of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) in accordance with the terms of this Plan and Trust Agreement.

ARTICLE XII

Powers and Duties of Trustee

A. Powers of Trustee. The Trustee shall have the power with regard to Trust property:

1. to sell, convey, transfer, mortgage, pledge, lease, or otherwise dispose of the same without the approval of any court and without obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

2. to exchange property or securities for other property or securities;

3. to keep any or all securities or other property in the name of a nominee;

4. to vote, either in person or by proxy, any shares of stock held as part of the assets of this Trust; provided that Employer Stock held by the Trust shall be voted or tendered as instructed by the Plan Administrator;

5. to collect the principal or income of the Trust as the same shall become due and payable and, if necessary, to take such legal action as it determines to be in the best interest of the Trust to collect any sum of money due the Trust. The Trustee shall be under no obligation to commence suit unless it shall have been first indemnified by the Trust Fund with respect to expenses or losses to which it may be subjected through taking such action;

6. to borrow money for Trust purposes and to have power to execute and deliver notes, mortgages, pledges, or other instruments as may be necessary in connection therewith;

7. to pay the expenses of the Trust out of the Fund, including any taxes and reasonable compensation for its services as Trustee, if and to the extent that the Employer does not pay such expenses and compensation.

8. generally to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the assets of the Trust as it deems necessary to carry out its obligations hereunder to the extent consistent with the rights of Participants and beneficiaries and the standard of care imposed by Paragraph C of Article XI.

B. Annual Accounts. The Trustee within a reasonable period following the close of each Plan Year of the Trust (not to exceed 120 days) shall render to the Employer and to the Plan Administrator a certified account of its administration of the Trust during the preceding year which shall include such information maintained by the Trustee which is necessary to enable the Plan Administrator to comply with the reporting requirements of federal law. The Trustee is hereby relieved of all obligations of the Trustees Accounting Act of the State of Washington.

C. Notices and Directions. Whenever a notice or direction is given to the Trustee, the instrument shall be signed in the name of the Plan Administrator as authorized in Paragraph B of Article X. The Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter, or other document believed to be genuine and to have been signed by the proper party or parties and may act thereon without notice to any Participant and without considering the rights of any Participant. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall send checks and other papers to such persons at addresses as may be furnished it by the Plan Administrator. Provided, that, a notice or direction by a Participant who has elected to direct the investment of his individual Plan Accounts, whether in writing or such other means as designated by the Plan Administrator, shall be signed by the Participant or provided by the Participant in such other manner as designated by the Plan Administrator, and the Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter, other document, or instructions given by the Participant through such other means as designated by the Plan Administrator, that are believed to be genuine and to have been signed by or provided by the Participant, and may act thereon without notice to any Participant.

ARTICLE XIII

Trust Construction

This agreement shall be construed in accordance with ERISA and regulations issued thereunder and, to the extent applicable, the laws of the State of Washington.

ARTICLE XIV

Liability of Trustee

A. Actions of Trustee Conclusive. In the performance of its duties under this Trust, the Trustee shall exercise good faith and comply with the standard of care imposed upon it and with the terms of this agreement. The Trustee shall have the authority to interpret its responsibilities hereunder and in the absence of fraud or breach of fiduciary responsibility, the Trustee’s interpretation shall be conclusive. In case any dispute or doubt arises as to the Trustee’s rights, liabilities or duties hereunder, the Trustee may employ counsel and take the advice of such counsel as it may select and shall be fully protected in acting upon and following such advice except to the extent otherwise provided by law. The Trustee shall be entitled to reimburse itself from the Trust Fund for reasonable expenses thereby incurred.

B. Distributions by Trustee. Until the Trustee receives written notice of any agreement or occurrence having effect upon any rights hereunder, including but not limited to birth, marriage, divorce, death, and/or agreements between Spouses, the Trustee shall incur no liability for distributions made pursuant to the Plan Administrator’s instructions.

ARTICLE XV

Resignation or Removal of Trustee

A. Resignation. The Trustee may resign at any time by giving the Employer sixty (60) days’ written notice of such resignation, sent by registered mail, addressed to the last known offices of the Employer and in such event the Employer shall designate a successor Trustee within sixty (60) days, failing in which the Trustee shall petition the Superior Court of the State of Washington to designate a successor Trustee, which successor Trustee may be a corporate Trustee or an individual Trustee.

B. Removal. The Board of the Employer may remove a Trustee, with or without cause, by giving the Trustee at least sixty (60) days’ written notice and by appointing a successor Trustee or Trustees, corporate or individual, or any combination of Trustees.

C. Waiver. The Trustee and the Employer may agree to waive such written notice or may cause a resignation or removal to become effective before the running of the notice period.

D. Settlement of Account. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by agreement of settlement between the Trustee, Plan Administrator, and the Employer. Upon such settlement, all right, title, and interest of such Trustee in the assets of the Trust and all rights and privileges under this agreement theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all of such Trustee’s responsibility hereunder shall terminate, provided, however, that the Trustee shall execute, acknowledge, and deliver all documents and written instruments which are necessary to transfer and convey the right, title, and interest in the trust assets and all rights and privileges to the successor Trustee.

E. Duties Before and After Successor’s Appointment. Pending appointment of any successor Trustee and acceptance of such appointment, the remaining Trustee or Trustees shall have full power and authority to take any action hereunder. Upon accepting appointment as a successor Trustee, the successor Trustee shall have the same duties and obligations as those imposed upon the Trustee by this Agreement, provided, however, no successor Trustee shall be liable or responsible for anything done or omitted in the administration of the Fund prior to the date he became Trustee.

ARTICLE XVI

Suits

If any person or party to this agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys’ fees.

ARTICLE XVII

Mergers and Consolidations

In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

ARTICLE XVIII

Amendment and Termination of Plan and Trust

A. Right to Amend and Terminate. The Employer represents that the Plan is intended to be a continuing and permanent program for Participants, but the Board of the Employer reserves the right to terminate the Plan and Trust at any time. The Board of the Employer may modify, alter, or amend this Plan and Trust in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant’s Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

B. No Revesting. No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

C. Exclusive Benefit of Employees. At no time during the existence of this Plan and Trust or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

D. Termination.

1. This Plan and Trust shall terminate upon the occurrence of any of the following:

a. Written notice of the Employer to the Trustee;

b. Complete discontinuance of contributions by the Employer;

c. The dissolution or merger of the Employer unless a successor to the business agrees to continue the Plan and Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of the Employer.

2. In the event that the Employer is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

3. Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan and Trust, or upon complete discontinuance of contributions to the Plan, all affected Participants’ Accounts, and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. All unallocated assets of the Trust shall be allocated to the Accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan. The Trustee, in consultation with the Plan Administrator, shall decide whether a partial termination of the Plan has occurred.

After the Plan’s initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances. All Participants shall be treated in a manner consistent with the terms of this Plan and provisions of the Code and applicable regulations, as may be amended from time to time.

A Participant shall not receive his Employee Pre-Tax Contribution Account, and any income thereon, on account of Plan termination unless the Plan termination occurs without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

ARTICLE XIX

Top Heavy Plans Defined and Other Definitions

A. Top Heavy Plan. The Plan is Top Heavy as to an Employer that sponsors this Plan, and is subject to the requirements of this Article and Article XX, if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees of that Employer in the Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by that Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key Employees in a prior plan year) in all qualified plans maintained by that Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test). Provided, the foregoing shall not apply and the Plan shall not be Top Heavy if the Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

B. Additional Definitions for Use in this Article and Article XX.

1. Accrued Benefits. Accrued Benefits means:

a. for each defined contribution plan, the Employee’s account balances as of the Valuation Date(s) coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed; and

b. for each defined benefit plan, the present value as of the Valuation Date(s) coinciding with the Determination Date of the employee’s accrued benefits determined pursuant to the plan’s provisions.

In computing a. and b., all benefits attributable to that Employer’s contributions and all benefits attributable to Employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for that Employer or a member of the Controlled Group maintaining this Plan any time during the five-year period ending on the Determination Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date and in the four preceding Plan Years are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an Employee and made after December 31, 1983, are not to be taken into consideration in computing a. and b. above. Such rollovers and transfers on or prior to such date are to be considered. No accrued benefits of a Non-key Employee with respect to this Plan or any plan aggregated under subparagraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-Key Employee was a Key Employee with respect to such plan for any prior Plan Year.

2. Controlled Group. Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).

3. Determination Date. Determination Date means the last day of the plan year preceding the plan year in question or, in the first plan year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the plan year that falls within the same calendar year.

4. Key Employee. Key Employee means any employee or former employee of an employer (including the beneficiary of any such deceased person) who at any time during the Plan Year or any of the four preceding Plan Years is or was:

a. an officer receiving annual Compensation greater than 50% of the dollar limit in effect under Code Section 415(b)(1)(A) for any such plan year. The number of officers of all members of the Controlled Group required to be taken into account shall be limited to 50 employees (or, if lesser, the greater of three or ten percent of employees) and shall not include employees described in Code Section 414(q)(8);

b. one of the ten employees (i) receiving annual Compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for any such plan year and (ii) owning the largest interest of the employer; provided that if two employees own the same interest in the employer, the employee receiving greater annual Compensation shall be treated as having a larger interest;

c. an employee owning more than five percent of the Employer;

d. an employee receiving annual Compensation in excess of $150,000 and owning more than one percent of the employer.

In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5 percent for 50 percent in subparagraph (C) of Code Section 318(a)(2). In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b),(c) and (m) shall not apply for purposes of determining ownership of an employer.

5. Minimum Benefit Accrual. Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average Compensation or (2) 2% of average Compensation times Years of Service. Average Compensation means the average of the employee’s Compensation for the five consecutive years when the employee had the highest aggregate Compensation. Years of Service prior to January 1, 1984 are not taken into account. A Year of Service is disregarded if the Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which the Plan is top heavy is not taken into account.

6. Non-key Employee. Non-key Employee means any employee who is not a Key Employee.

7. Permissively Aggregated. Permissively Aggregated means:

a. the Required Aggregation Group; and

b. such additional plans which may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).

8. Required Aggregation Group. Required Aggregation Group means:

a. all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and

b. each other qualified plan which must be considered along with the plans in a. in order for the Plan to meet the requirements of Code Sections 410(b) and 401(a)(4).

9. Super Top Heavy Plan. A Super Top Heavy Plan is a Top Heavy Plan as defined in this Plan with 90% substituted for 60% in the Top Heavy Test.

C. Top-Heavy Requirements Effective January 1, 2002.

1. Effective Date. Notwithstanding any provisions of this Plan to the contrary, this Paragraph C shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001.

2. Determination of Top-Heavy Status.

a. Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

b. Determination of Amounts. This subparagraph (b) shall apply for purposes of determining the amounts of account balances of Employees as of the determination date.

(i) Distributions During Year Ending on the Determination Date. The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii) Employees Not Performing Services During Year Ending on the Determination Date. The accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

ARTICLE XX

Additional Requirements Applicable to Top Heavy Plans

A. Minimum Vesting Requirements. For each Plan Year that the Plan is subject to the provisions of this Article, a Participant’s nonforfeitable Accrued Benefit in his Transfer Account shall be determined in accordance with the following schedule:

Years of Service	Nonforfeitable %
0	0%
1	25%
2	50%
3	75%
4	100%

B. Minimum Employer Contributions.

1. General Rule. Except as provided in subparagraphs 2. and 3. hereof, for each Plan Year that the Plan is subject to the provisions of this Article, each Non-key Employee Participant shall receive an allocation, without regard to any Social Security contribution, to his Employer Matching Contribution Account of the lesser of:

a. three percent of his Compensation (as defined in Article II, Paragraph F), or

b. the highest percentage of Compensation (as defined in Article II, Paragraph F) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of the Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.

In applying this subparagraph 1., failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Paragraph B.

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

2. Exceptions. Subparagraph 1. does not apply with respect to a Participant who

a. terminates employment with the Employer and all members of the Controlled Group prior to the last day of the Plan Year, or

b. is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the plan year ending on or before the Determination Date), or

c. is a participant in a defined benefit plan which is in the Required Aggregation Group and receives thereunder for the plan year the Minimum Benefit Accrual for the plan year ending on or before the Determination Date.

3. Employee Participating in Defined Benefit Plan. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the plan year ending on or before the Determination Date, subparagraph 1. shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

4. Specific Rules. In determining the Minimum Employer Contribution hereunder, the following rules shall govern:

a. Compensation in excess of $200,000 (as adjusted pursuant to Code Section 416(d) (2)) shall not be considered.

b. The Non-key Employee’s account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.

c. Employee pre-tax contributions by Non-Key Employees to a qualified plan shall be disregarded; Employee pre-tax contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

ARTICLE XXI

Right to Discharge Employees

Neither the establishment of the Plan and Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Plan Administrator unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Plan Administrator or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.

ARTICLE XXII

Return of Contributions; Declaration of Trust Contingent on Internal Revenue Service Approval

Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

Contributions may be returned to the Employer, in the amount involved, within one year of the mistaken payment of the contribution, or disallowance of a deduction, as the case may be.

This Plan and Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

ARTICLE XXIII

Rollover Contributions; Trust to Trust Transfers

A. Rollover Contributions To This Plan. Subject to such terms and conditions as may from time to time be established by the Plan Administrator, an Employee of the Employer, whether or not a Participant, may make a rollover contribution to the Plan, provided that the rollover contribution does not result in this Plan becoming a transferee plan as defined in Code Section 401(a) (11)(B)(iii)(III). If a rollover contribution is to be made to this Plan directly from another plan that is subject to the qualified joint and survivor annuity requirements, the proper participant waiver and required spousal consent to that waiver must be obtained by the other plan prior to the direct rollover contribution to this Plan. The Plan Administrator shall be provided evidence to its satisfaction that the distribution is an eligible rollover distribution as defined in Paragraph C.1. below.

If an Employee has received an eligible rollover distribution from another qualified plan, or from an IRA that holds only assets from a qualified plan, the distribution must be contributed to this Plan within sixty (60) days following receipt of such amount by the Employee. All rollover contributions shall be accounted for separately but shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan. The rollover contributions shall be credited to a special Rollover

Account on behalf of the Employee. The Rollover Account shall, at all times, be 100% vested and nonforfeitable. An Employee may elect to receive an in-service withdrawal from his Rollover Account prior to his actual retirement date in accordance with procedures established by the Plan Administrator.

Notwithstanding the foregoing, with respect to Participant rollover contributions and direct rollovers of distributions made after December 31, 2001, the Plan will accept a direct rollover of an eligible rollover distribution or a Participant contribution of an eligible rollover distribution from: (1) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (2) an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b), excluding after-tax employee contributions; and (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

B. Trust to Trust Transfers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

C. Definitions.

1. Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective with respect to distributions made on or after January 1, 2000, hardship withdrawals of tax-deferred contributions, unless such distribution is made after a permissible distribution event (other than a hardship withdrawal) occurs under Code Section 401(k)(2)(B).

An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Provided, however, that with respect to distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

With respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

2. Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

For purposes of the direct rollover provisions of this Article XXIII, an eligible retirement plan shall also mean an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

3. Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

4. Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed the day and year first above mentioned.

ONVIA, INC.

By:	/s/ Cameron S. Way
Its:	Chief Accounting Officer and Controller

By:	/s/ Andrew H. Mun
Its:	General Council

TRUSTEE:

AST TRUST COMPANY

By:	/s/ AST Trust Company